EXHIBIT 10.23

中华人民共和国四川盆地梓潼区块石油合同
补充协议

  SUPPLEMENTARY AGREEMENT
FOR
PETROLEUM CONTRACT
    FOR ZITONG BLOCK, SICHUAN OILFIELD OF
THE PEOPLE'S REPUBLIC OF CHINA

中国 北京
BEIJING, CHINA

SUPPLEMENTARY AGREEMENT
FOR
PETROLEUM CONTRACT
FOR ZITONG BLOCK, SICHUAN OILFIELD OF
THE PEOPLE'S REPUBLIC OF CHINA
中华人民共和国四川盆地梓潼区块石油合同补充协议

This Supplementary Agreement is entered into in Beijing on this 30th day of December, 2011 by and among China National Petroleum Corporation (hereinafter referred to as “CNPC”), Sunwing Energy Zitong Ltd. (hereinafter referred to as “Sunwing”) and Mitsubishi Gas Chemical Company, Inc. (hereinafter referred to as “MGC”); Sunwing and MGC are hereinafter referred to collectively as the “Contractor”, CNPC and the Contractor are hereinafter referred to collectively as the “parties” and individually as a “party”
本补充协议由中国石油天然气集团公司（以下简称“集团公司”），皇朝梓潼能源有限公司（以下简称“皇朝公司”）和三菱瓦斯化学株式会社（以下简称“三菱公司”）于 2011 年 12 月 30日在北京签订。皇朝公司和三菱公司合称为“合同者”， 集团公司与合同者称为“双方”，单独称为“一方”。

WHEREAS
鉴于：

WHEREAS, CNPC and Pan-China Resources Ltd. (hereinafter referred to as “Pan-China”) entered into the 《Contract for Exploration, Development and Production in Zitong Block, Sichuan Basin of the People’s Republic of China 》(hereinafter referred to as “ Contract”) in Beijing on 19 September, 2002;
鉴于集团公司和泛华能源有限公司（以下称“泛华公司”）2002年9月19在北京签订了《中华人民共和国四川盆地梓潼区块勘探、开发和生产合同》（以下简称“合同”）;

WHEREAS, the Contract was approved by the Ministry of Foreign Trade and Economic Cooperation of the People’s Republic of China in December, 2002;
鉴于合同已于2002年12月获得中华人民共和国对外贸易经济合作部的批准；

WHEREAS, Pan-China has transferred its rights, interests and obligations under the Contract to Sunwing, and such transfer agreement has been approved by Ministry of Commerce of the People’s Republic of China (“MOFCOM”) on March 21, 2005;
鉴于泛华公司已将其在合同项下的权利，利益和义务转让给皇朝梓潼有限公司（以下称“皇朝公司”），且该转让已于2005年3月21日获得中华人民共和国商务部的批准；

WHEREAS，Sunwing has assigned ten percent (10%) of its participating interest under the Petroleum Contract to Mitsubishi Gas Chemical Company, Inc. (hereinafter referred to as “MGC”), and such assignment has been approved by Ministry of Commerce of the People’s Republic of China on May 16, 2006;
鉴于皇朝公司已将其在合同项下百分之十（10％）权益转让给三菱瓦斯化学株式会社（以下称“三菱公司”），且该转让已于2006年5月16日获得中华人民共和国商务部的批准；

WHEREAS, PetroChina Company Ltd. (hereinafter referred to as “PetroChina”) has been authorized to implement the Contract by CNPC according to the Article 23 of the Contract;
鉴于，根据合同中的第23条，中国石油天然气股份有限公司（以下简称“中国石油”）已被集团公司授权执行本合同；

WHEREAS, the second phase of Exploration Period has been extended to 30 June, 2011 based on the agreement between Sunwing and CNPC on January 30, 2011, and now the second phase of Exploration Period has expired;
鉴于根据皇朝公司和集团公司于2011年 1月30日达成的一致意见，合同的勘探期第二阶段被延长至2011年6月30日，且目前合同勘探期第二阶段已到期；

WHEREAS, the Contractor has drilled Zitong 1 well and Yixin 2 well in 2010 and there is potential commercial discovery from these two wells;
鉴于合同者已于2010年钻探梓潼1井和义新2井并且已获得潜在工业发现；

WHEREAS, the Contractor has submitted an appraisal program on Zitong block to JMC before the end of the second phase;
鉴于合同者于勘探期第二阶段期满前向联管会提交了梓潼区块评价计划；

WHEREAS, the Contractor has submitted the framework of the Overall Development Programe to JMC before the end of the second phase;
鉴于合同者已于勘探期第二阶段期满前向联管会递交了概念总体开发方案；

WHEREAS, both parties have agreed to conduct further necessary evaluation work to appraise the potential resource and reserve of Zitong block;
鉴于双方同意对梓潼区块进行进一步评价工作以评价区块内潜在的资源储量；

NOW, THEREFORE, CNPC, Sunwing and MGC agree on the modifications to the Petroleum Contract as follows:
为此，双方经协商一致达成如下协议：

1. The Evaluation Phase评价阶段

1.1 The Contractor will be granted an evaluation phase which will last consecutively thirty-six (36) months beginning with 1st July of 2011 for the Contractor to do the evaluation work based on the evaluation program approved by JMC and CNPC. For the purpose of this agreement, such evaluation phase will be only used to conduct the evaluation work based on the approved evaluation/appraisal program by CNPC, including but not limited to drill appraisal wells, prepare the report of oil and/or gas in place of Oil Field and/or Gas Field, prepare ODP and other necessary relevant documents for the approval of Overall Development Program (ODP).
集团公司同意给予合同者自2011年7月1日起连续36个月时间的评价阶段，用于合同者根据联管会通过的和集团公司批准的评价计划，实施评价工作。为本协议之目的，该评价阶段只能用于合同者执行集团公司批准的评价计划，包括但不限于钻评价井、编制油（气）田的油（气）地质储量报告、编制总体开发方案以及与此相关为报批总体开发方案所需的其他工作。

1.2 The evaluation phase mentioned in clause 1.1 shall be deemed as a part of exploration period of the Contract. The Contract term, development period and production period stipulated in the Contract shall not be extended accordingly with such evaluation phase granted by CNPC.
本条第1.1款提及的评价阶段被视为合同勘探期的一部分。合同中的合同期限、开发期或生产期不因此而延长。

1.3        Costs and Expenses费用与支出
All the petroleum operations conducted by the Contractor in evaluation phase in accordance with the Work Program Budget adopted by JMC and approved by CNPC shall be deemed as part of the exploration operation. All the costs and expenses incurred for such exploration operations shall be deemed as exploration costs and recorded into joint account.
合同者在评价阶段根据联管会采纳并且集团公司批准的工作计划和预算所进行的石油作业将被视为勘探作业。为实施该勘探作业所发生的费用和支出被视为勘探费用记入联合账簿。

2. Relinquishment of the Contract Area合同区面积撤销

2.1 The Contractor shall relinquish all the contract area except for those of 1001.45 square kilometers. The areas to be remained continually by the Contractor is marked out by the geographic location and the coordinates of the connecting points of the boundary lines shown on Annex 1 attached hereto.
合同者除保留1001.45平方公里的合同区面积外，向集团公司归还其他剩余合同区面积。合同者继续保留的合同区面积的地理位置和边界线折点坐标见本协议附件一。

2.2 After the Department or Unit approves the report of oil and/or gas in place stipulated in clause 3.4 of this agreement, the Contractor shall relinquish all the contract area except for those areas in relation to the approved reserve in the said report of oil and/or gas in place.
待国务院授权的部门或者单位批准了本协议第3.4条规定的油气地质储量报告后，除保留该储量报告中所指定的含气面积外，合同者应向集团公司归还其他剩余合同区面积。

3. Evaluation Work and the Schedule评价工作和时间表

Both parties agree that the Contractor shall do and complete the following work at least in the evaluation phase:
双方同意合同者在评价阶段至少完成以下工作：

3.1 The Contractor shall acquire and complete 160 square kilometers 3D seismic lines during the evaluation phase; and
合同者在评价阶段应采集和完成160平方公里的三维地震；

3.2 The Contractor shall drill and complete three (3) horizontal wells during the first thirty months of the evaluation period;
合同者将在评价阶段开始的三十（30）个月内完成3口水平井的钻井和完井工作；

3.3 The work described in the above clause 3.1 and clause 3.2 of this agreement shall be the minimum evaluation work commitment of the evaluation phase and it is also deemed as a part of the minimum exploration work commitment.
本协议第3.1款和3.2款所述的工作量为评价阶段最低限度评价义务，也被视为是勘探期最低限度勘探工作义务的一部分。

At the expiration of evaluation phase, if the evaluation work actually fulfilled by the Contractor is less than the minimum evaluation work commitment for evaluation phase or less than the new minimum exploration work commitment based on Article 6.7 of the Contract, the Contractor shall, within thirty(30) days from the date of the expiration of the evaluation phase, pay CNPC only any unfulfilled balance of the minimum exploration work commitment in US dollars after it has been converted into a cash equivalent using the method provided in Annex II of the Contract, or pay CNPC such cash equivalent of the unfulfilled balance in US dollars from the performance bond which should have been provided to CNPC or PetroChina by the Contractor in accordance with the clause 7 under this agreement.
在评价阶段结束时，如果合同者实际完成的评价工作少于评价阶段最低限度评价工作义务或少于根据合同第6.7款所述的新的最低限度勘探工作义务时，合同者应在评价阶段期满之日起三十（30）天内，将仅限于最低限度勘探工作义务未完成部分按照本合同附件二（会计程序）的规定的办法折算成等值的现金，以美元支付给集团公司, 或者从合同者根据本协议第7条向集团公司或中国石油提供的履约保函中向集团公司支付该等值现金；

If the total amount in the performance bond provided by the Contractor to CNPC or PetroChina is not enough to pay CNPC the above cash equivalent of unfulfilled balance of minimum exploration work commitment converted using the method provided in Annex II of the Contract, the Contractor should make up the gap and pay CNPC within thirties (30) days the balance in US dollars between the performance bond and the total cash equivalent of unfulfilled balance of the minimum exploration work commitment using the method provided in Annex II of the Contract. But if the amount under the performance bond has exceeded the above cash equivalent of unfulfilled balance of the minimum exploration work commitment, CNPC has no obligation to return any remained amount of the performance bond to the Contractor.
如果合同者提供给集团公司或中国石油的履约保函的金额不足以向集团公司支付最低勘探工作义务未完成部分按照本合同附件二（会计程序）的规定的办法折算成的等值现金，合同者应弥补履约保函和该等值现金之间的差额并在三十（30）天内将该不足部分以美元支付给集团公司。但是，如果履约保函中的金额已超出合同者应向集团公司赔付的未完成部分的金额，集团公司则无义务将履约保函中的剩余金额归还合同者。

For the convenience of calculation, both parties agree the unfulfilled footage of a unfulfilled evaluation well is the average depth of the previous evaluation wells drilled by the Contractor in the evaluation phase.
为了计算方便，双方同意未完成的评价井的未完成进尺是合同者在评价阶段所钻的井的平均深度。

3.4 The Contractor shall:
合同者应：

(1) complete and submit to CNPC the report of oil and/or gas in place no later than six（6）months prior to the expiration of the evaluation phase, which should be qualified to the standards, rules and criteria made by the Department or Unit for preparing the report of oil and/or gas in place of Oil Field and/or Gas Field;, and
不迟于评价阶段结束前的六(6)个月，完成并向集团公司提交符合国务院授权的部门或者单位关于油(气)田的油(气)地质储量报告编制规定标准的油(气)田的油(气)地质储量报告；

(2) complete and submit to CNPC the Overall Development Program(ODP) no later than three (3) months prior to the expiration of evaluation phase, which should be qualified to the national oil and gas industry standards, rules and criteria of China for preparing the ODP, as well as the requirements of the Contract on ODP.
不迟于评价阶段结束前的三(3)个月，完成并向集团公司提交符合中国国家油气行业标准及合同关于总体开发方案规范要求的总体开发方案。

3.5 The detail evaluation work and the schedule have been attached to this agreement as the Annex 2.
详细的评价计划和时间表列明在本协议的附件2中；

4、Determination of Commerciality and Non-associated Natural Gas
油田商业价值的确定和非伴生天然气

4.1 Modifying the Article 11.3 of the Contract as the following:
将合同11.3款修改为：

“11.3 No later than three (3) months prior to the expiration of evaluation phase, the Operator shall submit to JMC a detailed report on the appraisal of the commerciality of the discovered Petroleum-bearing trap.
11.3不迟于评价阶段期满前的三(3)个月，作业者应向联合管理委员会提交一份关于该发现的含石油圈闭有无商业价值的详细评价报告。

The appraisal report shall include the evaluation on geology, development, engineering and economics and the Overall Development Program to be approved, and the Overall Development Program shall include, but not be limited to, the Maximum Efficient Rate (MER) and the estimated duration of the production period determined in accordance with the international Petroleum industry practice, as well as the Delivery Point, a plan for utilization of Associated Natural Gas, and the basket of internationally traded Crude Oils referred to in Article 14.4.4.5 hereof.
评价报告应包括地质、开发、工程和经济评价以及待批准的总体开发方案。在该总体开发方案中应包括，但不限于，按照国际石油工业惯例确定的最大有效采油速度和估计的生产期年限，以及交货点、伴生天然气的利用方案以及本合同第14.4.4.5款所述的进行国际交易的“一篮子”原油。

No later than three (3) months prior to the submission of the Overall Development Program, the Operator shall:
(a) submit to CNPC the report of oil and/or gas in place of Oil Field and/or Gas Field; and
(b) entrust a qualified organization to prepare the Environmental Impact Statements.
不迟于总体开发方案提交前的三(3)个月，作业者应向集团公司提交：(1)油(气)田的油(气)地质储量报告；(2) 委托有资格的单位编写的《环境影响报告书》。

The reports and statements mentioned in (a) and (b) above shall be submitted to the competent authorities of the Chinese Government through CNPC for review and approval.
上述地质储量报告和《环境影响报告书》均由集团公司报送中国政府主管部门审查批准。

If the Contractor doesn’t submit the Overall Development Program within three (3) months after the end of the evaluation phase, the Contractor shall be deemed to have abandoned the right of the said Petroleum discovery. The area in relation with the said Petroleum discovery shall be relinquished by the Contract from the Contract Area.
在评价阶段结束后三(3)个月内，如果合同者未就梓潼区块的石油或天然气发现提交符合合同规定的总体开发方案，合同者将被视为已经放弃了对该石油发现的权利。该石油发现的面积应从合同区中撤除。

If the parties can not reach agreement on the Overall Development Program within three (3) months after the submission of such Overall Development Program by the Contractor, the said Overall Development Program shall be submitted to an expert for review, who will be appointed according to the provisions of the Article 27 hereof.
如果合同者递交了总体开发方案后三(3)个月内，双方不能就合同者提交的总体开发方案达成一致，则该总体开发方案应被提交给一个根据本合同第二十七条的规定指定的专家进行审查。

4.2 Modified the Article 18.2.1.4 of the Contract as the following:
将合同第18.2.1.4款修改为：

“18.2.1.4  No later than six (6) months prior to the expiration of evaluation phase, the Operator shall submit to JMC a detailed appraisal report on the oil and/or gas in place of the Gas Reservoir. The appraisal report shall include, but not be limited to, the Gas Reservoir properties, the depth of the gas-bearing reservoir, the reserves in place, the recoverable reserves, the recovery factor, the estimated production periods, the estimated production profile and the constituent analysis of the Natural Gas.
不迟于评价阶段结束前的六（6）个月，作业者应提交一份详细的关于该气藏地质储量的评价报告，报联合管理委员会。该评价报告应包括但不限于，气藏性质、储气层深度、地质储量、可采储量、采收率、预计的生产期、预计的生产曲线和天然气组分分析。”

4.3 In spite of content in Article 18 of the Contract, regarding the report of gas in place and the Overall Development Program in relation with the Non-associated Natural Gas field, both parties agree hereby that the Contractor shall:
尽管有合同中第十八条之规定，关于非伴生气气田的天然气地质储量报告和总体开发方案，双方在此同意，合同者应:

(1) complete and submit to CNPC the report of oil and/or gas in place of Oil Field and/or Gas Field which should be qualified to the standards, rules and criteria made by the Department or Unit for preparing such report early than six（6）months prior to the expiration of the evaluation phase; and
在评价阶段结束的六（6）个月前，向集团公司提交符合国家关于油（气）田的油（气）地质储量报告编制规定的非伴生气田的石油/天然气地质储量报告；

(2) complete and submit to CNPC the ODP which should be qualified to the national oil and gas industry standards, rules and criteria of China for preparing the ODP, as well as the requirements of the Contract on ODP early than three (3) months prior to the expiration of evaluation phase.
在评价阶段结束的三（3）个月前，完成并向集团公司提交符合国家油气行业标准及合同规定的总体开发方案要求的非伴生气田总体开发方案。

4.4 In spite of the Article 18.2.1.8, both parties agree hereby that there will be no “Market Development Period” due to the lack of the market or the consuming facilities after the expiration of evaluation phase.
尽管有合同中之第18.2.1.8款之规定，双方在此同意，在评价阶段结束之后不再有因“缺乏市场或消费设施”而导致的“市场开发期”。

5. Costs成本与费用
All the costs and expenses incurred by the Contractor depends on the Work Program and Budget adopted by JMC and approved by the CNPC in evaluation phase shall be deemed as the Exploration Cost, and shall be born and recovered by the Contractor and recorded in exploration cost account base on the Annex II of the Contract, subject to Article 19 of the Contract.
评价阶段依据联管会通过和集团公司批准的工作计划和预算发生的费用视为勘探费用；受限于合同第十九条之规定，该费用与支出由合同者承担和回收，并按照合同附件二的规定记入联合帐簿。

6.Confidentiality保密
Modified the Article 22.2（b）of the Contract as the following:
将合同第22.2（2）款修改为：

(b)  original data and information and their interpretations covered by any discovery at the end of the second exploration phase if the Contractor has an option under Article 6.4 (a) hereof, or at the end of the appraisal work or evaluation phase if the Contractor has an option under Article 6.4 (b) hereof.
(2)  如果合同者做出本合同第6.4款第(1)项的选择，则在勘探期第二阶段结束时；或如果合同者做出本合同第6.4款第(2)项的选择，则在评价工作结束时或评价阶段结束时，任一发现上的原始数据、资料和其解释。

7. Performance Bond履约保函
The Contractor shall provide a performance bond to CNPC phase by phase based on the evaluation program for the evaluation phase adopted by JMC and approved by CNPC, and the requirement on issue time and amount for the performance bond provided by the  Contractor has been described in the annex 3 attached to this agreement.
基于联管会通过并且经集团公司批准的评价阶段的评价计划，合同者应分阶段向集团公司提供履约保函。关于提供履约保函的时间要求和金额列在本协议附件三中。

8. Termination of the Contract
合同的终止
8.1 In spite of the Article 11 and Article 18 under the Contract, both parties agree hereby that in order to complete the ODP and get the approval from the Department or Unit on ODP, the Contractor shall submit to CNPC the report of oil and/or gas in place qualified to the standards, rules and criteria made by the Department or Unit for preparing the report of oil and/or gas in place no later than six (6) months prior to the end of the evaluation phase. If the Contractor fails to submit the above report to CNPC on time as the requirement of this agreement, or the said report does not get the approval from the Department or Unit or its authorized reviewing organization after CNPC submitting the above report to the Department or Unit, the Contract shall be terminated automatically at any time without the consent of the any Party.
尽管合同第十一条、第十八条之规定以及本协议第4条之规定，双方在此确认，为完成总体开发方案并获得国务院授权的部门或单位对其的批准，合同者应该不迟于评价阶段期满前的六（6）个月，向集团公司提交符合国家关于油气地质储量报告编制规定的油气地质储量报告。如果合同者没有按时向集团公司提交该储量报告，或者集团公司将合同者提交该储量报告上交该国务院授权的部门或单位后，国务院授权的部门或单位或者其授权的评审机构没有通过该储量报告，则无需任何一方的同意，合同将自动终止。

8.2 In spite of the Article 11，Article 18 and Article 28.7(3) under the Contract and the clause 4 of this agreement, both parties agree hereby that the Contract shall be terminated automatically at any time without the consent of any Party as any of the following conditions incurred:
尽管有合同第十一条、第十八条以及第28.7（3）款之规定以及本协议第4条之规定，双方在此同意,在下列任何一种情况发生时，无需任何一方的同意，合同将自动终止：

(1) the Contractor fails to submit to CNPC the ODP qualified to the National oil and gas industry standards, rules and criteria for preparing ODP, as well as the requirements of the Contract on ODP within three (3) months after the expiration of evaluation phase; or
评价阶段期满后三（3）个月内，如果合同者没有向集团公司提交符合国家关于油气行业标准及合同规定的总体开发方案规范要求的总体开发方案；或者

(2) both parties can not reach agreement on the ODP submitted by the Contractor within six (6) months after the end of evaluation phase; or
在评价阶段期满后的六（6）个月内，如果双方不能就合同者提交的总体开发方案达成一致意见；或

(3) the Contractor fails to provide the performance bond to CNPC on time as the requirement of this agreement.
如果合同者不能按时按照本协议提供履约保函。

9. Liability 责任
By the termination of the Contract, any party should not leave any responsibility or liability born by such party according to the Contract to the other party, including but not limited to any liability of paying abandonment costs as well as environment recover responsibilities.
合同终止时任何一方不应将其在合同项下的责任与义务转移给另一方，包括但不限于支付放弃费和环境恢复的责任。

10. Others 其他
Except any expression and description in this agreement, any rights and obligations of the Contractor under the Contract shall be applied to evaluation phase, including but not limited to the training fee and assistant fee to CNPC.
除本协议明文规定外，合同者根据合同在勘探期内应享受的权利和应承担的义务应继续适用于评价阶段，包括但不限于向集团公司支付培训费、协助费等义务。

11. All definitions and the provisions under the Contract shall be applied to this agreement except of any expression and description in this agreement.
除本协议有明文规定，否则合同中的定义和规定仍然适用于本协议。

12. This Supplementary Agreement shall be written in both Chinese and English, and both versions shall have equal force and effect.
本协议以中英文写就，具有同等效力。

13. This Supplementary Agreement, as a supplementary document to the Contract, shall be an integral part of the Contract.
本修改协议作为合同的补充文件，构成合同不可分割的组成部分。

14. This Supplementary Agreement is executed in seven originals and CNPC will hold three originals and Sunwing and MGC will retain two originals respectively.
   本补充协议一式七份，集团公司执三份，皇朝公司和三菱公司各执二份。

15. The Supplementary Agreement shall be effective upon the approval of the Ministry of Commerce of the People’s Republic of China (MOFCOM) to this agreement.

本修改协议从中华人民共和国商务部批准之日起生效。

IN WITNESS WHEREOF, this Agreement is signed on 30th December, 2011 by the authorized representatives of each Party hereto.
双方委派各方下述代表于2011年12月30日签署本协议。

By: /s/ Mr. Yan Cunzhang _______
Mr. Yan Cunzhang/ 阎存章先生
For and on Behalf of
China National Petroleum Corporation/ 代表中国石油天然气集团公司

By: /s/ Mr. Patrick Chua ________
Mr. Patrick Chua／蔡金锵先生
For and on Behalf of
Sunwing Energy Zitong Ltd. / 代表皇朝梓潼能源有限公司

By: /s/ Mr. Shinichi Mitsuda _____
Mr. Shinichi Mitsuda / 满田 信一
For and on Behalf of
Mitsubishi Gas Chemical Company, Inc. / 代表三菱瓦斯化学株式会社

Annex 1: The geographic location and the coordinates of the connecting points of the boundary lines of the remained contract area
附件一：保留的合同区面积的地理位置和边界线折点坐标

Annex 2: The detail evaluation work and the schedule
附件二：评价工作计划包括预计的工作时间表

Annex 3: The schedule and requirements for the Contractor providing performance bond to CNPC
附件三:合同者向集团公司提供履约保函的时间表及要求

Annex 1: The geographic location and the coordinates of the connecting points of the boundary lines of the remained contract area
附件一：保留的合同区面积的地理位置和边界线折点坐标

保留的合同区面积为：1001.45平方千米，地理位置和边界线折点坐标如下：

拐点	北纬			东经
	度	分	秒	度	分	秒
A	31	45	0	104	54	45
B	31	45	0	105	4	50
C	31	36	15	105	4	50
D	31	36	15	105	7	50
E	31	34	50	105	7	50
F	31	34	50	105	13	35
G	31	37	45	105	13	35
H	31	37	45	105	21	40
I	31	34	50	105	21	40
J	31	34	50	105	28	20
K	31	31	10	105	28	20
L	31	31	10	105	21	55
M	31	27	35	105	21	55
N	31	27	35	105	13	30
O	31	26	5	105	13	30
P	31	26	5	105	3	50
Q	31	29	25	105	3	50
R	31	29	25	104	59	45
S	31	32	15	104	59	45
T	31	32	15	104	52	5
U	31	35	15	104	52	5
V	31	35	15	104	54	45

保留的合同区面积的地理位置和边界线折点坐标

31.80
31.60
31.40
北纬 North Latitude
A
B
C
D
E
F
G
H
I
J
K
L
M
N
O
P
Q
R
S
T
U
V
104.80
105.00
105.20
105.40
105.60
东经 East Longitude

Annex 2: The detail evaluation work and the schedule
附件二：评价工作计划包括预计的工作时间表

ZITONG BLOCK - PROPOSED PROGRAM
		3D Seismic					Drilling & Completion
Year	Month	Acquisition	Size, Sq KM	Processing	Interpre tation	Cost MM$	Drilling Rig # 1	Cost, MM$	Drilling Rig # 2	Cost, MM$	Completion	Cost, MM$		Cost, MM$
2011	July. 1	Start of Appraisal Period
2011	August	JMC
	September
	October	Supplemental Agreement
	November	Wen	60			1.5	Pre Drill		Pre Drill
	December	Wen		Wen		1.0	Pre Drill	0.6	Pre Drill	0.6
2012	January	Guan		Wen	Wen	1.0	Rig Tender		Rig Tender
	February	Guan	100	Guan	Wen	1.0	Rig Tender		Rig Tender
	March	Guan		Guan	Wen/Guan	1.0	Lease #1 Select	0.6
	April			Guan	Guan	1.5	Land Acq.		Lease #2 Select	0.6
	May				Guan	2.0	Land Acq.		Land Acq.
	June				Guan	2.0	Lease Constr.		Land Acq.
	July						Lease Constr.		Lease Constr.
	August						Move in/Rig up		Lease Constr.
	September						Wen #1 Horiz		Move in/Rig up
	October						Wen #1 Horiz		Guan #1 Horiz
	November						Wen #1 Horiz		Guan #1 Horiz
	December						Wen #1 Horiz		Guan #1 Horiz
2013	January						Wen #1 Horiz	11.0	Guan #1 Horiz
	February						Move out rig		Guan #1 Horiz	11.0
	March						Rig up Well #3				Move/out- in
	April						Well #3 horiz				Wen #1 Compl.
	May						Well #3 horiz				Wen #1 Compl.
	June						Well #3 horiz				Wen #1 Compl.	11.0
	July						Well #3 horiz				Guan #1 compl.		Test
	August						Well #3 horiz	11.0			Guan #1 compl.		Test
	September						Well #3 Compl				Guan #1 compl.		Test
	October						Well #3 Compl				Guan #1 compl.	11.0	Test
	November						Well #3 Compl					11.0	Test
	December	Submit OOGIP Report		& Environmental Report									Test
2014	January												Test
	February												Test
	March	Submit ODP				2.5							Test
	April												Test
	May												Test
	June												Test
	June . 30	End of 36 month Appraisal											Test
			32160
Total Cost to 2013						$14		$23		$12		$33		$16,462

Annex 3: The schedule and requirements for the Contractor providing performance bond to CNPC
附件三:合同者向集团公司提供履约保函的时间表及要求

CNPC and Sunwing agree that the Contractor shall provide performance bond to CNPC, and/or PetroChina in accordance with the following table in order to implement the evaluation work described in main body of this Supplementary Agreement and other exploration work stipulated in the Contract:
集团公司和皇朝公司同意，为履行本协议规定的评价工作以及合同中规定的其他勘探工作，合同者将按照下表的要求向集团公司和/或中国石油提供履约保函：

The Requirement on Time and Amount for the Contractor to Provide Performance Bond to CNPC
关于合同者提供履约保函的时间和金额要求
issue time	amount	valid period
Prior to December 31, 2011 2011年12月31日之前	20 million USD 两千万美元	December 31, 2011 to June 30, 2012 2011年12月31日至2012年6月30日
Prior to July 1, 2012 2012年7月1日之前	20 million USD 两千万美元	July 1, 2012 to June 30, 2013 2012年7月1日至2013年6月30日
Prior to July 1, 2013 2013年7月1日之前	20 million USD 两千万美元	July 1, 2013 to June 30, 2014 2013年7月1日至2014年6月30日